UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

Q.E.P. CO., INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A

Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-994-5550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2008, Q.E.P. Co., Inc. (the “Company”), certain of the Company’s subsidiaries, Bank of America, N.A., successor-in-interest to Fleet Capital Corporation (“BOA”), and HSBC Bank USA, National Association, successor-by-merger to HSBC Bank USA (“HSBC” and together with BOA, the “Lenders”), and BOA as Agent, executed a Fifteenth Amendment Agreement (the “Amendment”), which amended the Company’s Second Amended and Restated Loan Agreement dated as of November 14, 2002 (as amended and in effect from time to time, the “Loan Agreement”). The Amendment (i) increases the maximum amount available for borrowing by the Company under the revolving credit loan from $33 million to $35 million, (ii) permits a wholly-owned subsidiary of the Company to obtain a mortgage loan with a third party lender not to exceed $6 million (CAD) to be secured by the Canadian property, subject to the repayment of an existing $2.3 million (CAD) mortgage relating to the same property, and (iii) modifies the definition of “Eligible Accounts Receivable” to include a concentration percentage maximum for amounts owed by certain home improvement center customers based on their investment ratings.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.

Date: November 12, 2008	By:	/s/ Richard A. Brooke
	Name:	Richard A. Brooke
	Title:	Senior Vice President and Chief Financial Officer